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                                                                    Exhibit 10.2

March 10, 2003

Scott Schwartzman
Chief Operating Officer
Serviceware Technologies, Inc.
33 Wood Avenue South, 7th Floor
Iselin, NJ 08830


Dear Scott:

At your request, Comerica Bank - California has agreed to waive all financial covenant violations through February 28, 2003, subject to the terms and conditions outlined below.

Reference is made to the Loan and Security Agreement dated October 16, 2002 (the "Loan Agreement") by and between Comerica Bank - California (the "Bank"), and Serviceware Technologies, Inc. (the "Borrower"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement.

The Bank hereby agrees to the following amendments to the Loan Agreement:

1. Eliminate the Quick Ratio financial covenant as outlined in Section 6.7(a) of the Loan Agreement.

2. Eliminate the Total Liabilities Minus Convertible Subordinated Debt to Tangible Net Worth plus Convertible Subordinated Debt financial covenant as outlined in Section 6.7(c) of the Loan Agreement.

3. Amend the Minimum EBITDA financial covenant amounts outlined in Section 6.7(b) according to the following schedule:
         3/31/03 through 6/29/03:          ($750,000)
         6/30/03 through 9/29/03            Break-even
         9/30/03 and thereafter:            $100,000

4. Establish a new Minimum Cash financial covenant of 1.5x Bank borrowings, to be tested monthly and with each advance to assure compliance before and after every borrowings.

5. Establish a $250,000.00 borrowing cap on the Line of Credit until June 30, 2003. After June 30, 2003 the cap shall be eliminated as soon as the Borrower can demonstrate three consecutive months of positive EBITDA.

The Bank will charge the Borrower a waiver fee of $5,000.00.

The Bank will also require execution of a formal subordination agreement of the Unterberg, Towbin convertible notes.

The Bank and Borrower have agreed that the foregoing terms will be incorporated into the terms of an amendment to Loan Agreement (the "Amendment") to be prepared by the Bank's counsel and reviewed by Borrower and its counsel as soon as practicable following the date hereof.



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Please signify your agreement with the terms hereof by signing where indicated
below and returning a fully executed counterpart of this letter to my attention by facsimile to (610) 239-7911.


                                   Comerica Bank


                                   By:  /s/ Steven D. Hobman
                                      ------------------------------------
                                       Steven D. Hobman, Senior Vice President/
                                       Regional Managing Director


Agreed and Accepted:

Serviceware Technologies, Inc.


By: /s/ Scott Schwartzman
   ---------------------------------
    Scott Schwartzman, COO